UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2006

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-28238	54-1521616
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

516 Herndon Parkway, Herndon, Virginia  20170
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (703) 464-5495

____________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

Pursuant to the terms of two Loan Agreements by and between Guardian Technologies International, Inc. (the “Company”), and Mr. Michael W. Trudnak, the Chairman and Chief Executive Officer of the Company (“Mr. Trudnak” or the “Lender”) and non-negotiable promissory notes (the “Notes”) issued by the Company, the first dated effective October 3, 2006, Mr. Trudnak loaned to the Company the principal amount of $102,000 and the second dated effective October 18, 2006, in the amount of $100,000.  The Notes are unsecured, non-negotiable and non-interest bearing.  The Notes are repayable on the earlier of (i) six months after the date of issuance, (iii) the date the Company receives aggregate proceeds from the sale of its securities after the date of the issuance of the Notes in an amount exceeding $2,000,000, or (iii) the occurrence of an event of default.  The following constitute an event of default under the Notes: (a) the failure to pay when due any principal or interest or other liability under the loan agreement or under the Notes; (b) the material violation by the Company of any representation, warranty, covenant or agreement contained in the loan agreement, the Notes or any other loan document or any other document or agreement to which the Company is a party or by which it or any of its properties, assets or outstanding securities are bound; (c) any event or circumstance shall occur that, in the reasonable opinion of the Lender, has had or could reasonably be expected to have a material adverse effect; (d) an assignment for the benefit of creditors by the Company; (e) the application for the appointment of a receiver or liquidator for the Company or the property of the Company; (f) the issuance of an attachment or the entry of a judgment against the Company in excess of $100,000; (g) a default by the Company with respect to any other obligation due to the Lender; or (h) any voluntary or involuntary petition in bankruptcy or any petition for relief under the federal bankruptcy code or any other state or federal law for the relief of debtors by or with respect to the Company, provided however with respect to an involuntary petition in bankruptcy, such petition has not been dismissed within thirty (30) days of the date of such petition.  In the event of the occurrence of an event of default, the loan agreements and Notes shall be in default immediately and without notice, and the unpaid principal amount of the loans shall, at the option of the Lender, become immediately due and payable in full.  The Company has agreed to pay the reasonable costs of collection and enforcement, including reasonable attorneys’ fees and interest from the date of default at the rate of 18% per annum.  The Notes are not assignable by the Lender without the prior consent of the Company.  The Notes may be prepaid in whole or in part upon ten days notice.

The terms and conditions of the foregoing loans, related loan agreements and Notes, upon the recommendations of the Company’s Audit Committee, submitted to and unanimously approved by the disinterested members of the Board of Directors of the Company.

Item 9.01.

Financial Statements and Exhibits

(c)

Exhibits.

10.1

Loan Agreement, dated effective October 3, 2006, by and between the Registrant and Mr. Michael W. Trudnak, filed herewith.

10.2

Loan Agreement, dated effective October 18, 2006, by and between the Registrant and Mr. Michael W. Trudnak, filed herewith.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.
Date: October 19, 2006	By: /s/ Michael W. Trudnak Chief Executive Officer

8-K Trudnak Loans October 2006

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